UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008 ev3 Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)
(763) 398-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (d) Election of John L. Miclot as ev3 Director
     On December 2, 2008, the Board of Directors of ev3 Inc., upon recommendation of the Nominating, Corporate Governance and Compliance Committee, elected John L. Miclot as an independent director of ev3 effective as of December 2, 2008.
     Mr. Miclot currently serves as President and Chief Executive Officer of CCS Medical, Inc., a privately held provider of home healthcare products, such as insulin pumps, incontinence products and respiratory equipment, a position he has held since November 2008. Prior to joining CCS Medical, Inc., Mr. Miclot served as Chief Executive Officer of Phillips Home Healthcare Solutions since March 2008, when Phillips acquired Respironics, Inc., a provider of sleep and respiratory products. From December 2003 to March 2008, Mr. Miclot served as President and Chief Executive Officer of Respironics, Inc. Prior to that position, Mr. Miclot served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. His previous employer, Healthdyne Technologies, Inc., a medical device company, was acquired by Respironics, Inc. in 1998. Mr. Miclot served in various positions at Healthdyne Technologies, Inc., including Senior Vice President, Sales and Marketing, from 1995 to 1998. He began his career at DeRoyal Industries, Inc. and Baxter International Inc. Mr. Miclot is a director of American Textiles Inc., Pittsburgh Zoo & PPG Aquarium, Burger King Cancer Caring Center, Allegheny Conference on Community Development, Washington & Jefferson College and the American Association for Homecare, all private companies, and is a director of Wright Medical Group, Inc., a public company.
     Pursuant to ev3’s Certificate of Incorporation, ev3’s Board of Directors is divided into three staggered classes of directors of the same or nearly the same number. Pursuant to ev3’s Certificate of Incorporation and Bylaws, ev3’s Board of Directors has the power to fill vacancies on the board and any director so elected by the board will hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director’s successor is elected and qualified. ev3’s Board of Directors elected Mr. Miclot as a Class I director to fill a vacancy on the board created when Richard N. Kender resigned in July 2008. Mr. Miclot’s term as a Class I director will expire upon election and qualification of a successor director at the annual meeting of stockholders to be held in 2009. Mr. Miclot was not appointed to any ev3 board committees.
     As a director of ev3, Mr. Miclot will receive an annual grant of stock options and restricted stock, be paid an annual cash retainer of $36,000 paid on a quarterly basis. ev3 also reimburses each director for out-of-pocket expenses incurred in connection with attending board meetings. Upon his initial election to ev3’s Board of Directors, Mr. Miclot received equity-based incentive awards with an aggregate fair value of $75,000 when granted, with one-half of the value consisting of a stock option and the remaining one-half consisting of restricted stock. Under the stock option, Mr. Miclot will have the right to purchase 19,334 shares of ev3 common stock at a per share exercise price equal to 100% of the fair market value of a share of ev3 common stock on the date of grant. The stock option will have a ten-year term and will vest and become exercisable in two annual installments, with 50% of the underlying shares vesting and becoming exercisable on the one-year anniversary of the date of grant and the remaining underlying shares becoming fully vested and exercisable on the two-year anniversary of the date of grant, in each case so long as Mr. Miclot is still a director of ev3 as of such date. The restricted stock grant covers 7,295 shares and will vest in two annual installments, with 50% of the underlying shares vesting and becoming non-forfeitable on the one-year anniversary of the date of grant and the remaining underlying shares becoming fully vested and non-forfeitable on the two-year anniversary of the date of grant, in each case so long as Mr. Miclot is still a director of ev3 as of such date.

     ev3 enters into agreements with its directors under which ev3 is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of ev3’s directors. ev3 will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to ev3’s best interests. With respect to any criminal proceeding, ev3 will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.
     There is no arrangement or understanding between Mr. Miclot and any other persons pursuant to which Mr. Miclot was selected as a director of ev3. Mr. Miclot does not have any direct or indirect material interest in any existing or currently proposed transaction to which ev3 is or may become a party.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 2, 2008, the Board of Directors of ev3, upon recommendation of the Nominating, Corporate Governance and Compliance Committee, approved and adopted amendments to ev3’s Bylaws, effective immediately, to, among other things, change the notice period and expand the information required to be provided by a stockholder who submits a nomination for election to ev3’s Board of Directors or other proposal for business to be brought before a meeting of ev3’s stockholders, other than a proposal properly made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in ev3’s notice of meeting. The amendments change the standard advance notice period for stockholder nominations of directors or other proposals to not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders, as compared to the prior advance notice period of not less than 90 days and not more than 120 days prior to the first anniversary of the date on which ev3 first mailed its proxy materials for the preceding year’s annual meeting of stockholders. In addition, the amendments require a stockholder who submits a director nomination or other proposal to disclose, among other things, information about the proposed nominee and his or her relationships with the stockholder submitting the nomination, information about any agreements, arrangements or understandings the stockholder may have with the proposed nominee or other parties relating to the nomination or other proposal, and information about the interests that the stockholder has related to ev3 and its shares, including as a result of, among other things, derivative securities, voting arrangements, short positions or other interests. A stockholder who submits a nomination or proposal is required to update the information previously disclosed as of the record date for the meeting of stockholders.
     ev3’s Board of Directors also amended ev3’s Bylaws to clarify ev3’s majority voting standard for uncontested director elections and provide for a new plurality standard in the event of a contested election, and adopted certain amendments to ev3’s corporate governance guidelines related to a conditional resignation policy for director nominees. A copy of ev3’s revised corporate governance guidelines will be posted to the Investor Relations—Corporate Governance section of ev3’s corporate website at www.ev3.net.
     The summary of the amendments to ev3’s Bylaws set forth above is qualified in its entirety by reference to the full text of ev3’s Third Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 this report and is incorporated herein by reference.
     As described in ev3’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2008, if an ev3 stockholder wishes to make a proposal to be included in ev3’s proxy statement for its 2009 Annual Meeting of Stockholders, the proposal must be received by ev3 at its principal executive offices on or before December 16, 2008, unless the date of ev3’s 2009 Annual Meeting of Stockholders is delayed by more than 30 calendar days, and the proposal must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. ev3 anticipates that its 2009 Annual Meeting of Stockholders will be held on May 26, 2009.
     Under ev3’s Third Amended and Restated Bylaws, if a stockholder wishes to nominate a candidate for election to ev3’s Board of Directors at ev3’s 2009 Annual Meeting of Stockholders or to propose any other business to be brought before ev3’s 2009 Annual Meeting of Stockholders, the stockholder must give complete and timely written notice to ev3’s Senior Vice President, Secretary and Chief Legal Counsel not later than February 19, 2009 nor earlier than January 20, 2009. If the date of ev3’s 2009 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the anniversary date of ev3’s 2008 Annual Meeting of Stockholders, a stockholder’s notice must be delivered not later than the tenth day following the day on which ev3 first makes public announcement of the rescheduled meeting. A stockholder’s notice must contain specific information required by ev3’s Third Amended and Restated Bylaws. Copies of ev3’s Third Amended and Restated Bylaws are available upon request to ev3’s Senior Vice President, Secretary and Chief Legal Counsel at 9600 54th Avenue North, Plymouth, Minnesota, 55442, by telephone at 763.398.7000 or may be obtained through the SEC’s website at www.sec.gov. If a stockholder’s nomination or proposal is not timely and properly made in accordance with the procedures set forth in ev3’s Third Amended and Restated Bylaws, it will be defective may not be brought before ev3’s 2009 Annual Meeting of Stockholders. If the nomination or proposal is nonetheless brought before ev3’s 2009 Annual Meeting of Stockholders and the chair of the meeting does not exercise the power and duty to declare that such nomination or proposal defective, the persons named in the proxy may use their discretionary voting with respect to the nomination or proposal.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of ev3 Inc. (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2008	ev3 INC.
	By:	/s/ Kevin M. Klemz
		Name:	Kevin M. Klemz
		Title:	Senior Vice President, Secretary and Chief Legal Officer

ev3 INC.
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
3.1	Third Amended and Restated Bylaws of ev3 Inc.	Filed herewith